UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Consent Revocation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Consent Revocation Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Revocation Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MEI PHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Consent Revocation Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[●], 2023

To the Stockholders of MEI Pharma, Inc.:

Since the beginning of this year, Anson Advisors Inc. (“Anson”) and Cable Car Capital LLC (“Cable Car”) have engaged in a series of tactics and maneuvers that we at MEI Pharma, Inc. (the “Company”) believe consistently demonstrate one theme – that Anson and Cable Car have a single-minded agenda to obtain the Company’s cash as quickly as possible regardless of the opportunity cost to the Company’s potential value-creating clinical development program.

Specifically, in June of earlier this year, Anson and Cable Car submitted an opportunistic bid to acquire your shares of the Company’s stock for a value that was substantially below the Company’s cash balance. The opportunistic nature of their proposal was confirmed not just by the Board of Directors (the “Board”) of the Company, but by independent and respected proxy advisory firm ISS. In furtherance of that opportunistic proposal, in July of this year, Anson and Cable Car sought to remove the entire Board of Directors without cause, which is not valid under Delaware law.

When informed that such a removal without cause is invalid under applicable law, Anson and Cable Car, and the other participants described herein (collectively, the “Anson and Cable Car Group”), changed their position. They then took the position that their previously stated reasons for removing the Board without cause actually provided a basis to remove the entire Board for cause. In furtherance of their single-minded goal of removing the duly-elected Board, they commenced a consent solicitation to seek the consents of other stockholders. In conjunction with this consent solicitation, Anson and Cable Car asked the Board in early August to establish a record date for determining the stockholders entitled to act on their consent solicitation, and, despite disagreeing with their specific proposals under their consent solicitation, the Board did so, establishing August 11, 2023 as record date. But even though the Board had acceded to their request, in late September, Anson and Cable Car purported to withdraw their consent solicitation, only to turn around and immediately commence a new consent solicitation, demanding a new record date.

Neither the blatant about-face of moving from a “for cause” to a “without cause” approach to removing the entire Board, nor the manipulative tactics of withdrawing and then immediately recommencing a consent solicitation, changes the fact that the Anson and Cable Car Group’s consent solicitation is nothing more than an invalid tactic to wrest control of the Company from all stockholders and your duly elected Board. They are attempting to take this action just months before the Company anticipates delivery of significant data readouts on two promising clinical-stage pipeline programs, voruciclib and ME-344, which it expects to provide during the first half of 2024 and, importantly, just before the Company’s regularly scheduled annual stockholders meeting at which all stockholders will be able to exercise their vote to fill the three Board seats in the expiring class of directors.

Even more alarmingly, the Anson and Cable Car Group fails to identify how new directors will be appointed to replace all of the directors so removed and does not identify any proposed director replacements. If the Anson and Cable Car Group’s director removal proposal was valid (which, as discussed later in this paragraph, we do not concede is the case) and they obtained the required written consents to remove the members of the Board, it would create significant uncertainty as to the composition of the Company’s leadership group, as it is unclear under Delaware law who the directors of the Company would be in such a situation and how their replacements would be named, regardless of the fact that the Anson and Cable Car Group has suggested it should have a role in naming the replacements through consultation with the removed and/or remaining directors. However, should the consent solicitation receive sufficient votes for passage, we would expect that the Company would challenge the validity of the director removal proposal, as we do not believe that the purported grounds for removal put forth by the Anson and Cable Car Group constitute valid cause for removal under the applicable principles of Delaware law. Resolving that issue would likely require significant time and expense, leading to significant disruption in the governance function of the Company.

Beyond the misguided director removal efforts, the Anson and Cable Car Group has added to their consent solicitation a proposal recommending that the Company distribute a minimum of $40 million in capital to stockholders, which would substantially diminish, if not extinguish, the Company’s ability to appropriately continue its currently ongoing development efforts to establish baseline safety and activity of these potentially valuable assets by obtaining clinical data needed to properly evaluate the programs and to pursue appropriate value realization opportunities.

Anson and Cable Car Group’s own public statements regarding their reasons for seeking to remove the current Board members stress their desire for the Company to prioritize a return of capital to stockholders rather than the Company’s currently ongoing clinical trials. We believe these Anson and Cable Car proposals are designed in furtherance of their single-minded agenda to obtain the Company’s cash as quickly as possible regardless of the opportunity cost to the Company and all of the Company’s stockholders in realizing near-term data read outs in the Company’s potentially value-creating clinical development programs.

The Board firmly believes that the Anson and Cable Car Group’s actions are NOT in the best interests of the Company or its stockholders. We continue to implore the Anson and Cable Car Group not to pursue this clearly invalid and unnecessarily disruptive consent solicitation that will result in unnecessary and ill-advised expenditure of corporate time and resources. The Board further believe that your current Board and management should be permitted to continue to pursue the Company’s current business plan, which has been thoughtfully developed and refined, to execute the currently ongoing and well advanced clinical trials for its two promising oncology drug development candidates that each have relatively near-term important inflection points in the first half of CY 2024.

Accordingly, we strongly urge you to reject the Anson and Cable Car Group’s opportunistic efforts to remove your Board.

You can reject the Anson and Cable Car Group’s efforts to take control of the Company by taking the following steps:

1.	Do not sign the Anson and Cable Car Group’s WHITE Consent Card;

2.	If you have signed the Anson and Cable Car Group’s WHITE Consent Card, you may revoke that consent by signing, dating and mailing the enclosed GOLD Consent Revocation Card immediately; and

3.

Even if you have not signed the Anson and Cable Car Group’s WHITE Consent Card, you can show your support for your Board and the best interests of fellow stockholders by signing, dating and mailing the enclosed GOLD Consent Revocation Card.

Regardless of the number of shares of common stock of the Company that you own, your revocation of consent is important. Please act today. Thank you for your support.

Sincerely,

/s/ Charles V. Baltic III
Charles V. Baltic III
Chair of the Board
MEI Pharma, Inc.

This Consent Revocation Statement is dated [●], 2023, and is first being mailed or made available to stockholders of MEI Pharma, Inc. on or about [●], 2023.

If you have questions or need assistance revoking consent on your shares please contact Alliance Advisors, MEI’s proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

+1 (888) 511-2635

Email: MEIP@allianceadvisors.com

MEI PHARMA, INC.

CONSENT REVOCATION STATEMENT

BY THE BOARD OF DIRECTORS OF MEI PHARMA, INC.

[●], 2023

This Consent Revocation Statement is furnished by the Board of Directors (the “Board of Directors” or the “Board”) of MEI Pharma, Inc., a Delaware corporation (“MEI Pharma,” “MEI,” or the “Company”), to the holders of outstanding shares of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”), in connection with your Board’s opposition to the solicitation of written stockholder consents (the “Anson and Cable Car Group Consent Solicitation”) by Cable Car Capital LLC (together with its affiliates, “Cable Car”), Funicular Funds, LP, Jacob Ma-Weaver, Anson Funds Management LP (“Anson Management”), Anson Management GP LLC (“Anson GP”), Anson Advisors Inc. (together with Anson Management, Anson GP, and its other affiliates, “Anson”), Bruce R. Winson, Amin Nathoo, and Moez Kassam (collectively, the “Anson and Cable Car Group”). This Consent Revocation Statement and the enclosed GOLD Consent Revocation Card are first being mailed to stockholders on or about [●], 2023.

Pursuant to Delaware law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting (the “Record Date”) is the first date on which a signed written consent setting forth the action proposed to be taken is delivered to the Company, unless a record date has otherwise been duly established by the Company’s Board of Directors. Only stockholders of record as of the close of business on the Record Date are eligible to execute, withhold and revoke written consents with respect to the corporate action referred to therein. In order for a written consent to be effective to take the corporate action referred to therein, consents signed by a sufficient number of holders must be delivered to the corporation within 60 days of the first date on which a consent is so delivered to the corporation.

At the initial request of the Anson and Cable Car Group, the Board established a Record Date of August 11, 2023, for the Anson and Cable Car Group Consent Solicitation. On September 29, 2023, the Anson and Cable Car Group purported to withdraw their consent solicitation, and to submit a new one requesting that the Board declare a new record date by October 9, 2023, stating that if the Board did not so act, then under Delaware law, the record date would be September 29, 2023. The Board determined not to so act, and thus the Record Date is September 29, 2023. On September 29, 2023, there were 6,662,857 shares of Common Stock outstanding.

INTRODUCTION

Continuing a pattern of opportunistic behavior, the Anson and Cable Car Group Consent Solicitation is an invalid attempt to wrest control of the Company from you and your duly elected Board to effect a return of the Company’s capital rather than ensure that the Company can continue to pursue its development initiatives, all without even knowing who would oversee the Company in the removed directors’ stead. The Consent Solicitation does a disservice to all stockholders by ignoring best principles of corporate governance by bypassing processes well-established in law and well-considered in practice to oversee the business strategy and business affairs of the Company. The Company has an Annual General Meeting upcoming at which the Anson and Cable Car Group has already indicated it will solicit proxies in favor of three of its own candidates for director, in opposition to the Company’s candidates. This process will provide stockholders with the opportunity to elect as many as three representatives to the Board who can express their views on the Company’s strategies and operations.

Specifically, the Anson and Cable Car Group is asking you to: (i) repeal any provision of the Fifth Amended and Restated By-Laws of the Company (the “Bylaws”) that was not included in the Bylaws in effect as of February 22, 2023 (the “Bylaw Restoration Proposal”), (ii) remove, purportedly for cause, all members of the Board including Charles V. Baltic III, Frederick W. Driscoll, Nicholas R. Glover, Daniel P. Gold, Tamar D. Howson, Sujay R. Kango, Thomas C. Reynolds and David M. Urso (the “Removal Proposal”), and (iii) recommend, on an advisory basis, that the Board take all actions necessary to authorize and implement the return of a minimum of $40 million in capital to stockholders (the “Capital Return Proposal”).

Your directors were selected by the stockholders of our Company through processes designed by the Board to foster good corporate governance and representation of all stockholders. These processes are described in detail in the Company’s annual proxy statement. Each member of the Board other than Mr. Urso, the Company’s President and Chief Executive Officer, and Dr. Gold, the Company’s former President and Chief Executive Officer, is independent under the criteria established by the Nasdaq Stock Market (“Nasdaq”) for director independence. Our Board of Directors comprises highly-qualified directors that bring deep domain drug development experience and expertise needed to guide the business forward as MEI executes on its upcoming key milestones. Our directors bring strong track records in the life sciences industry, including leadership at pharmaceutical and biotechnology companies and expertise across medicine and science, and pharmaceutical marketing, as well as governance, finance, law and FDA matters.

With respect to the Capital Return Proposal, this Board is executing a well-established and long-range business plan for the Company that has been thoughtfully developed and refined, and MEI is nearing important inflection points in its clinical development programs pursuant to that plan by building on our expertise in developing groundbreaking cancer therapies that can potentially deliver improved outcomes for cancer patients and thereby create value for stockholders. The Company’s two promising clinical-stage pipeline programs, voruciclib and ME-344, are both expected to deliver important, near-term, data readouts during the first half of 2024 from substantially-executed ongoing clinical trials. If positive, these data points may represent important inflection points for both programs and could support potential value realization opportunities for all stockholders. The Board is firmly committed to taking actions that are in the best interest of all stockholders. In that regard, the Board regularly evaluates the Company’s capital allocation to ensure that MEI is best positioned to optimize stockholder returns. Simply put, returning a minimum of $40 million in capital to stockholders, as the Capital Return Proposal suggests, would substantially diminish, if not extinguish, the Company’s ability to appropriately continue its currently ongoing development efforts, to establish baseline safety and activity of these potentially valuable assets by obtaining clinical data needed to properly evaluate the programs and to pursue appropriate value realization opportunities.

A consent in favor of the Anson and Cable Car Group Consent Solicitation would be a consent, at the behest of a small and self-selected subset of investors, to remove all members of your duly elected Board, a request of investors who just this year submitted a proposal to acquire your shares of common stock that was described by leading and independent proxy advisory firm ISS as “opportunistic” without identifying replacement directors and without appropriate provision for all stockholders to have a voice in the governance of the Company.

THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE ANSON AND CABLE CAR GROUP CONSENT SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND

ITS STOCKHOLDERS, AND VIGOROUSLY OPPOSES THE SOLICITATION OF CONSENT CARDS BY THE ANSON AND CABLE CAR GROUP.

THE BOARD FURTHER BELIEVES THAT THE ANSON AND CABLE CAR GROUP CONSENT SOLICITATION DOES NOT STATE A VALID BASIS FOR “CAUSE” UNDER APPLICABLE PRINCIPLES OF DELAWARE LAW AND IS THUS INVALID UNDER DELAWARE LAW AND, ACCORDINGLY, SHOULD IT BE ADOPTED, INTENDS IMMEDIATELY TO COMMENCE LITIGATION IN THE DELAWARE COURT OF CHANCERY TO ENJOIN SUCH A CHANGE IN DIRECTORS.

NONETHELESS THE BOARD RECOMMENDS THAT YOU NOT SIGN ANY WHITE REQUEST CARD SENT TO YOU BY THE ANSON AND CABLE CAR GROUP. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A WHITE CONSENT CARD, THE BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED GOLD REVOCATION CARD USING THE ENCLOSED PRE-PAID ENVELOPE.

If you have any questions about giving your consent revocation or require assistance, please contact Alliance Advisors, MEI’s proxy solicitor:

Alliance Advisors, MEI’s proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

+1 (888) 511-2635

Email: MEIP@allianceadvisors.com

i

FORWARD-LOOKING STATEMENTS

This Consent Revocation Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including our expectations regarding the effect of the Anson and Cable Car Group Consent Solicitation, our ability to successfully solicit consents from our stockholders to reject the Anson and Cable Car Group Proposals, the nature and timing of future data to be received regarding our ongoing clinical programs, our ability to locate and execute on strategic opportunities, and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the actions of the Anson and Cable Car Group, our ability to successfully solicit consents from our stockholders to reject the Anson and Cable Car Group Proposals, our ability to defend against any claims by the Anson and Cable Car Group, our ability to locate and execute on strategic opportunities, our strategy, business plans and focus, and the other risks set forth in our filings with the United States Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Consent Revocation Statement. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

DESCRIPTION OF THE ANSON AND CABLE CAR GROUP CONSENT SOLICITATION

As set forth in the Anson and Cable Car Group Preliminary Consent Solicitation and related materials filed with the SEC on October 10, 2023, the Anson and Cable Car Group is soliciting your consents to the following proposals (collectively, the “Anson and Cable Car Group Consent Proposals”):

1.

Repeal any provision of the Fifth Amended and Restated By-Laws of the Company (the “Bylaws”), including any amendments thereto, in effect at the time this Proposal becomes effective, which was not included in the Bylaws that were in effect as of February 22, 2023 and were filed with the SEC on February 23, 2023 (the “Bylaw Restoration Proposal”) to restore the Bylaws to their current form if the Board attempts to amend them in any manner prior to the completion of the Anson and Cable Car Group Consent Solicitation;

2.

Remove, purportedly for cause, all members of the Board: Charles V. Baltic III, Frederick W. Driscoll, Nicholas R. Glover, Daniel P. Gold, Tamar D. Howson, Sujay R. Kango, Thomas C. Reynolds and David M. Urso (the “Removal Proposal”); and

3.	Recommend, on an advisory basis, that the Board take all actions necessary to authorize and implement the return of a minimum of $40 million in capital to stockholders (the “Capital Return Proposal”).

A consent in favor of the Anson and Cable Car Group Consent Proposals would be a consent to remove, purportedly for cause, all members of your duly elected Board. The Bylaw Restoration Proposal is designed to nullify unspecified provisions of the Bylaws that the proponents appear to believe may be adopted by the Board. As of the date of this Consent Revocation Statement, the Company has not amended the Bylaws since February 23, 2023. The Capital Return Proposal would recommend to the Board that it engage in a capital return program that would substantially diminish, if not extinguish, the Company’s ability to appropriately continue its currently ongoing development efforts, to establish baseline safety and activity of these potentially valuable assets by obtaining clinical data needed to properly evaluate the programs and to pursue appropriate value realization opportunities.

BACKGROUND OF THE ANSON AND CABLE CAR GROUP SOLICITATION

•	On February 14, 2023, Anson filed an initial Schedule 13G, disclosing beneficial ownership of approximately 8.0% of the outstanding shares of Common Stock.

•

On February 23, 2023, MEI and Infinity Pharmaceuticals, Inc. (“Infinity”) announced that MEI, Infinity and Meadow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of MEI (“Merger Sub”), had entered into an Agreement and Plan of Merger (the “Merger Agreement”) on February 22, 2023. Pursuant to the Merger Agreement, Merger Sub was to have merged with and into Infinity, with Infinity being the surviving entity as a wholly owned subsidiary of MEI (the “Merger”).

•	In February and March 2023, Anson spoke with members of MEI’s management shortly after the announcement of the Merger to learn more about the role of the Merger in the Company’s business strategy.

•	On March 2, 2023, Anson communicated to the Company’s management that it was unlikely Anson would be able to vote in favor of the Merger in its current form.

•	In April 2023, at Anson’s request, Anson again spoke to MEI’s management. Anson reiterated its position that it would be unable to support the Merger in its current form.

•

On May 19, 2023, Cable Car and Anson entered into a Group Agreement (the “Group Agreement”), pursuant to which they agreed, among other things, to form a group for the purpose of working together to enhance stockholder value of the Company.

•

On May 23, 2023, Anson and Cable Car delivered a letter to the Chair of the Board conveying their unsolicited and non-binding proposal (the “Acquisition Proposal”) to acquire all outstanding shares of Common Stock not already held by their respective funds for cash consideration of not less than $8.00 per share, plus a contingent value right representing the right to receive 80% of the net proceeds from any license or disposition of MEI’s clinical assets. The Acquisition Proposal would, by its terms, expire on July 13, 2023 and be considered withdrawn, within the meaning of the Merger Agreement, if not accepted prior to the special meeting called in connection with the Merger (the “Merger Special Meeting”), then-scheduled to occur on July 14, 2023.

•	On May 30, 2023, Anson and Cable Car filed an initial Schedule 13D, disclosing a combined beneficial ownership of approximately 14.8% of the outstanding shares of Common Stock.

•

On June 1, 2023, MEI Pharma issued a press release announcing that the Board rejected the Acquisition Proposal, concluding that the unsolicited proposal significantly undervalued the Company, was not superior to the proposed Merger with Infinity and did not provide a basis for discussions regarding an alternative transaction.

•	Also on June 1, 2023, Anson and Cable Car issued a statement regarding MEI Pharma’s rejection of the Acquisition Proposal.

•

On June 27, 2023, Anson and Cable Car issued a statement regarding the proposed Merger between Infinity and MEI, emphasizing their opposition to a provision in an employment agreement the Company adopted that compensates Chief Executive Officer David Urso if “rights to the Infinity compound eganelisib are acquired by MEI in 2023 or 2024 in a transaction that is not the Merger.” They also expressed their belief that the Board’s determination that the Acquisition Proposal was not superior to the proposed Merger with Infinity and did not provide a basis for discussions regarding an alternative transaction was incorrect.

•

On July 3, 2023, proxy advisory firm ISS released their recommendations with respect to the Merger Agreement. ISS concluded that the board “ran a reasonably thorough review of alternatives before entering into” the Merger Agreement and that the strategic rationale of the Merger was “compelling”. In addition, ISS concluded that “the competing offer from Anson Advisors and Cable Car appears opportunistic.”

•	On July 13, 2023, the Company announced that it had postponed the Merger Special Meeting, originally scheduled to occur on July 14, 2023, to July 23, 2023, at 10:00 a.m. Eastern Time.

•

On July 17, 2023, Anson and Cable Car delivered to the Secretary of the Company written notice to request that the Board fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Bylaw Restoration Proposal and their initial proposal to remove directors without cause (the “Removal Without Cause Proposal”).

•	Also on July 17, 2023, Anson and Cable Car filed their preliminary consent statement with the SEC and issued a press release announcing such filing.

•

Also on July 17, 2023, the Company sent a letter to Anson and Cable Car explaining that the Removal Without Cause Proposal was invalid under Delaware law and that, as such, the Company did not intend to set a record date for determining stockholders entitled to give their written consent to it. The letter urged Anson and Cable Car not to pursue their solicitation for their clearly invalid and unnecessary proposals that, if pursued, would result in the unnecessary expenditure of corporate time and resources.

•

On July 18, 2023, the Company issued a press release stating that it had found the Removal Without Cause Proposal invalid under Delaware law, that it had not made or proposed any modification of the Bylaws to date, and that it did not currently intend to do so.

•

On July 19, 2023, Anson and Cable Car issued a press release in response to the Company’s determination that the Removal Without Cause Proposal was invalid. In the press release, Anson and Cable Car claimed that stockholders were misled about their rights to remove a director without cause.

•

On July 23, 2023, the Company convened the Merger Special Meeting. At the Merger Special Meeting, although the proposal to approve the issuances of shares pursuant to the Merger Agreement was supported by stockholders holding 1,903,448 shares, or nearly 48% of the shares present at the Merger Special Meeting, such vote was not sufficient to adopt the proposal. Accordingly, the Company sent Infinity a notice terminating the Merger Agreement due to lack of stockholder approval.

•

On August 4, 2023, Anson and Cable Car delivered to the Secretary of the Company written notice to request that the Board fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Anson and Cable Car Group Proposals.

•

Also on August 4, 2023, Anson and Cable Car filed Amendment No. 1 to their preliminary consent statement with the SEC, in which they shifted their opportunistic strategy to an attempt to remove all members of the Board for reasons that they claim to constitute cause.

•

On August 8, 2023, Anson and Cable Car filed Amendment No. 2 to their Schedule 13D disclosing the delivery of the record date request letter and the filing of the Amendment No. 1 to the preliminary consent statement.

•

On August 11, 2023, in compliance with Anson’s and Cable Car’s record date request, the Company’s Board acted to establish August 11, 2023 as the record date for determining stockholders entitled to give their written consent to the Anson and Cable Car Group Proposals.

•

On several occasions between August 11, 2023 and September 13, 2023, members of the Company’s management team and Board of Directors engaged in discussions with the Anson and Cable Car Group in an attempt to resolve the parties’ differing views. While the Company hoped to reach agreement with the Anson and Cable Car Group on a mutually acceptable path forward, the Anson and Cable Car Group ultimately refused to enter into an agreement that did not accede to their desire for the Company to engage in a return of capital rather than a focus on the Company’s development initiatives.

•	On September 15, 2023, the Company finalized this Consent Revocation Statement and filed it with the SEC.

•

Also on September 15, 2023, Anson and Cable Car filed Amendment No. 3 to their Schedule 13D disclosing the nomination of three candidates for election as director at the Company’s upcoming annual meeting of stockholders.

•

On September 18, 2023, the Company issued a press release, filed with the SEC as proxy soliciting material, acknowledging and responding to the Anson and Cable Car Group’s nomination of three candidates for election as director.

•	On September 22, 2023, Anson and Cable Car filed Amendment No. 4 to their Schedule 13D disclosing the purchase of additional shares of the Company’s stock.

•

Also on September 22, 2023, Anson and Cable Car filed proxy materials in which they indicated their intention to request a new record date for purposes of determining stockholders entitled to give their written consent to the Anson and Cable Car Group Proposals.

•

On September 26, 2023, Anson and Cable Car submitted to the Company a request for a new record date, and delivered an initial signed consent, representing 3,700 shares of the Company’s common stock, in favor of the Anson and Cable Car Group Proposals.

•

On September 28, 2023, the Company notified Anson and Cable Car that it would not be establishing a new record date, noting that the existing record date has been established pursuant to the Anson and Cable Car Group’s own request, and filed with the SEC proxy materials so indicating. The Company also filed with the SEC on such date this revised Consent Revocation Statement.

•

On September 29, 2023, Anson and Cable Car filed definitive additional soliciting material with the SEC purporting to withdraw their consent solicitation, and notified the Company of their purported withdrawal.

•

Also on September 29, 2023, Anson and Cable Car delivered written consents to the Company and a written request for the Board to fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the proposals, which now included a proposal to recommend, on an advisory basis, that the Board take all actions necessary to authorize and implement the return of a minimum of $40 million in capital to stockholders (the “Capital Return Proposal”). On the same date, Anson and Cable Car filed their preliminary consent statement with the SEC.

•

On October 1, 2023, the Company adopted a limited duration stockholder rights agreement (the “Rights Plan”), with the purpose of promoting the fair and equal treatment of all our stockholders and ensure that no person or group can gain control of the Company through open market accumulation or other tactics potentially disadvantaging the interest of all stockholders. The Rights Plan applies equally to all current and future stockholders and is not intended to deter offers that are fair and otherwise in the best interest of all or our stockholders.

•	On October 9, 2023, our Board determined not to set a record date for our consent solicitation.

•	On October 10, 2023, Anson and Cable Car filed a definitive consent statement with the SEC.

•

On October 11, 2023, members of the Company’s management team and Board of Directors engaged in discussions with the Anson and Cable Car Group in a continuing attempt to resolve the parties’ differing views, but no agreement was reached.

•	On October 12, 2023, we filed this revised Consent Revocation Statement with the SEC.

RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS

AND REASONS FOR THE RECOMMENDATION

For the following reasons, the Board unanimously opposes the Anson and Cable Car Consent Proposals and recommends that you NOT sign any WHITE written consent card and disregard any consent solicitation materials sent to you by Anson and Cable Car. Whether or not you have previously executed a WHITE written consent card, the Board encourages you to sign, date and return the enclosed GOLD Consent Revocation Card as soon as possible.

•

Your directors were selected through processes designed by the Board to foster good corporate governance and representation of all stockholders. These processes are described in detail in the Company’s annual proxy statement and this Consent Revocation Statement. Each member of the Board other than Mr. Urso, the Company’s President and Chief Executive Officer, and Dr. Gold, the Company’s former President and Chief Executive Officer, is independent under the criteria established by the Nasdaq Stock Market (“Nasdaq”) for director independence.

Our Board of Directors comprises highly-qualified directors that bring the breadth of experience and expertise needed to guide the business forward as MEI reaches its upcoming clinical development program data events. Our Directors bring strong track records in the life sciences industry, including leadership at pharmaceutical companies and expertise across medical and scientific and marketing, as well as legal and regulatory matters. This majority independent Board is pursuing the Company’s business plan, which has been thoughtfully developed and refined.

•

The Anson and Cable Car Group is opportunistically trying to wrest control of the Company from you and your duly elected Board without even knowing who would replace the Board to manage the Company in pursuit of its goals. Earlier this year, Anson and Cable Car submitted an opportunistic bid to acquire your shares of Common Stock for a value that was below the Company’s expected cash balance. The opportunistic nature of their proposal was confirmed not just by the Board, but by independent and respected proxy advisory firm ISS.

•

In furtherance of that opportunistic proposal, in July of this year, Anson and Cable Car sought to remove the entire Board of Directors without cause. When informed that such a removal without cause is invalid under applicable law, the Anson and Cable Car Group changed their position. They now say that their previously stated reasons for removing the Board without cause provide a basis to remove the entire Board for cause. But simply saying “cause” exists does not make it so. Like their solicitation to remove directors without cause, much of the Anson and Cable Car Consent Solicitation is dedicated to reasons why those opportunistic stockholders disagreed with the Board’s strategy of pursuing the Merger. However, a disagreement over a business judgment – particularly a business judgment supported by the holders of nearly 48% of the shares present at the Merger Special Meeting – does not constitute cause. The remainder of the Anson and Cable Car Consent Solicitation focuses on an incorrect disclosure in certain public filings of the Company regarding the ability of stockholders to remove directors without cause. But the initial instance of the identified disclosure predates all current directors’ terms on the Board and the Anson and Cable Car Group point to no evidence (because none exists) that the current directors were aware of that incorrect disclosure or intentionally utilized that disclosure in any inequitable way. Moreover, the nature of the Company’s classified board – the existence of which results in the inability to remove directors without cause under Delaware law – was publicly disclosed. Under Delaware law, directors are entitled to rely in good faith on the Company’s officers and outside advisors, and that is exactly what the directors did here. Such good-faith reliance does not constitute cause to remove directors. Although the Board hopes to avoid the expense of litigation by having the stockholders simply reject the Anson and Cable Car Group solicitation, the Board reserves all rights to contest the validity of such removal if the Removal Proposal is approved.

•

The Anson and Cable Car Group is seeking to cause the removal of the entire Board to occur without even suggesting who would oversee the Company in their stead. Instead, they simply state that “should we successfully remove a majority or more of the current directors, we intend to explore all potential pathways to exercise our rights as stockholders to appoint or elect new directors, including under Section 223 of the DGCL.” In short, the Anson and Cable Car Group is asking you to turn over control of the Company without providing a clear and concrete path to build value for your investment in the Company.

•

The Anson and Cable Car Group is pursuing this invalid substantial change that would effectively leave the Company a rudderless ship even though the Company’s annual meeting of stockholders, at which director elections will be held and as to which the Anson and Cable Car Group has nominated three director candidates, is coming up in just a few months.

•

In addition, the Anson and Cable Car Group is now pursuing a recommendation, on an advisory basis, that the Board take the actions necessary to authorize and implement the return of a minimum of $40 million in capital to stockholders, a plan which, if executed, would substantially diminish, if not extinguish, the Company’s ability to appropriately continue its currently ongoing development efforts, to establish baseline safety and activity of these potentially valuable assets by obtaining clinical data needed to properly evaluate the programs and to pursue appropriate value realization opportunities.

•

The Anson and Cable Car Group disclose that they are soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal “to ensure the incumbent Board does not limit the effect of your consent to the removal of the incumbent members of the Board through changes to the Bylaws not filed with the SEC on or before February 23, 2023.” Because the Board does not intend to adopt such amendments, and believes that the Removal Proposal is invalid under Delaware and not in the best interests of stockholders, the Bylaw Restoration Proposal is unnecessary and unwarranted.

Stockholders should carefully consider whether the Anson and Cable Car Consent Proposals are in the best interests of the Company and its stockholders. We strongly believe that such proposals do not substitute for an open and productive dialogue between us and the stockholders.

Your prompt delivery of the enclosed GOLD Consent Revocation Card will allow the Board to focus on growing the Company and maximizing value for its stockholders. DO NOT sign any WHITE written consent card sent to you by the Anson and Cable Car Group.

We urge you to act to protect your investment in MEI and the potential realization of the value of our promising programs by signing and returning MEI’s GOLD Consent Revocation Card using the postage-paid envelope provided and disregarding any consent solicitation materials you receive from Anson and Cable Car.

YOUR CONSENT OR REVOCATION IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

IF YOU HAVE ALREADY SENT THE WHITE WRITTEN CONSENT CARD AND WISH TO REVOKE SAID WHITE CARD, PLEASE SEND THE SIGNED GOLD CONSENT REVOCATION CARD.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION SOLICITATION

Who is making this consent revocation solicitation?

Your Board of Directors.

What are we asking you to do?

We are asking you to fill out and return the GOLD Consent Revocation Card, which will record your action in opposition to the two proposals described in the Anson and Cable Car Group Consent Solicitation and revoke any consent that you may previously have delivered in favor of the proposals, and, by doing so, preserve your current Board, which will continue to act in your best interests.

What is a consent solicitation?

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents setting forth the corporate action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consents are delivered to the Company in the manner required under Delaware law. The Company’s certificate of incorporation does not prohibit stockholder action by written consent.

If I haven’t previously delivered a consent, do I have to do anything?

No. If you support the position of your Board in opposition to the proposals put forward by the Anson and Cable Car Group, doing nothing—in other words, not returning either the WHITE Consent Card or the GOLD Consent Revocation Card—has the same effect as returning the GOLD card. This is because in order for any of the proposals to be approved, a certain number of shares must be affirmatively consented in favor of the proposal. There are, however, two good reasons to return the GOLD card even in this scenario. You will assist the Company in tracking the consent process, and you will revoke any consent you may previously have submitted.

If I have already delivered a consent, is it too late for me to change my mind?

No. If you have already sent the WHITE written consent card from Anson and Cable Car and wish to revoke said WHITE card, please send the signed GOLD consent revocation card.

Until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with Delaware law and the Company’s organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a GOLD Consent Revocation Card, as discussed in the following question.

When will the consents become effective?

Under Section 228 of the DGCL, a corporate action will become effective if valid, unrevoked consents signed by the holders of the requisite number of shares are delivered to the company within 60 days of the first date on which a consent is so delivered to the company. Under applicable provisions of the DGCL, September 29, 2023 is the record date for purposes of the Anson and Cable Car Group Consent Solicitation. On September 29, 2023, there were there were 6,662,857 shares of Common Stock outstanding. In order for any of the Removal Proposal, the Bylaw Restoration Proposal or the Capital Return Proposal to be adopted the holders of a majority of the issued and outstanding shares of Common Stock as of September 29, 2023, or at least 3,331,429 shares of Common Stock, would be required for the Anson and Cable Car Group to validly deliver such written consent.

What is the effect of delivering a Consent Revocation Card?

By marking the “REVOKE MY CONSENT” boxes on the enclosed GOLD Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to the Anson and Cable Car Group. Even if you have not submitted a consent card, you may submit a consent revocation as described above. Even if you have not submitted a WHITE Consent Card, we urge you to submit a GOLD Consent Revocation Card, as it will help us keep track of the progress of the consent process.

What does the Board of Directors recommend?

Your Board of Directors strongly believes that the solicitation being undertaken by the Anson and Cable Car Group is not in the best interests of all of the Company’s stockholders for the reasons described above. Your Board of Directors unanimously opposes the solicitation by the Anson and Cable Car Group and urges stockholders to reject the solicitation and revoke any consent previously submitted.

Who should I call if I have questions about the solicitation?

Please call Alliance Advisors, MEI’s proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

+1 (888) 511-2635

Email: MEIP@allianceadvisors.com

THE CONSENT PROCEDURE

Voting Securities and Record Date

In accordance with Delaware law and the Company’s organizational documents, on August 4, 2023, the Anson and Cable Car Group delivered a written request to the Secretary of the Company for the Board to fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Anson and Cable Car Group Proposals. Despite disagreeing with their proposals, the Board did so, establishing August 11, 2023 as record date. But even though the Board acceded to the request of the Anson and Cable Car Group, in late September, the Anson and Cable Car Group purported to withdraw their consent solicitation, only to turn around and immediately commence a new consent solicitation, demanding a new record date. The Company has not challenged this demand, and thus the Record Date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Anson and Cable Car Group Consent Proposals is September 29, 2023. As of the Record Date, there were 6,662,857 shares of the Common Stock outstanding. Each share of the Common Stock outstanding as of the Record Date will be entitled to one vote per share.

Only stockholders of record as of the close of business on the Record Date are eligible to execute, withhold and revoke consents in connection with the Anson and Cable Car Group Proposals. Persons beneficially owning shares of the Common Stock (but not holders of record), such as persons whose ownership of the Common Stock is through a broker, bank or other financial institution, should contact such broker, bank or financial institution and instruct such person to execute the GOLD Consent Revocation Card on their behalf. You may execute, withhold or revoke consents at any time, provided that any such consent or revocation will be valid only if you were a stockholder of record of the Company as of the close of business on the Record Date and the consent or revocation was otherwise valid.

Effectiveness of Consents

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the corporation in the manner required by Delaware law. The Company’s certificate of incorporation does not prohibit stockholder action by written consent. Under Section 228 of the DGCL, a corporate action will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Common Stock outstanding as of the Record Date are delivered to the Company within 60 days of the first date on which a consent is so delivered to the Company. The Anson and Cable Car Group delivered to the Company a signed written consent on September 29, 2023, which means that valid, unrevoked consents signed by the holders of a majority of the shares of Common Stock outstanding as of the Record Date must be delivered no later than November 28, 2023, which is the date that is 60 days following the first date on which a consent was delivered to the Company.

Effect of GOLD Consent Revocation Card

The effect of a Consent Revocation Card is to revoke any consent that a stockholder may have previously given in response to the Anson and Cable Car Group Consent Solicitation. If you have not previously returned a WHITE Consent Card voting in favor of the proposals contained in the Anson and Cable Car Group Consent Solicitation, it is not strictly necessary to return a GOLD Consent Revocation Card because only shares affirmatively consenting in favor of a proposal may be counted. The Company strongly urges you to return the GOLD card in any event, however, since doing so will assist the Company in tracking the consent process.

If you have previously submitted a consent in favor of any of the proposals and wish to revoke that consent, you may do so by signing, dating and returning to the Company a GOLD Consent Revocation Card. We urge you to do so promptly, because the Anson and Cable Car Group Consent Proposals could become effective even before the expiration of the 60-day period if a sufficient number of unrevoked consents has been received. A consent may also be revoked by delivery of a written revocation of your consent to the Anson and Cable Car Group. Stockholders are urged, however, to return all consent revocations in the envelope provided or to [●]. The Company requests that if a revocation is instead delivered to the Anson and Cable Car Group, a copy of the revocation also be returned in the envelope provided so that the Company will be aware of all revocations.

Unless you specify otherwise, by signing and delivering the GOLD Consent Revocation Card, you will be deemed to have revoked consent to all of the Anson and Cable Car Group Consent Proposals.

Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your GOLD Consent Revocation Card to the Company or to the Anson and Cable Car Group or by delivering to the Anson and Cable Car Group a subsequently dated WHITE Consent Card that the Anson and Cable Car Group sent to you.

The Company has retained Alliance Advisors, LLC (“Alliance”) to assist in communicating with stockholders in connection with the Anson and Cable Car Group Consent Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your GOLD Consent Revocation Card or any other questions, Alliance will be pleased to assist you. Please call Alliance toll free at +1 (888) 511-2635 or contact them by email at: MEIP@allianceadvisors.com.

If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you are not entitled to take action with respect to such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other “street name” holder to grant or revoke consent for the shares of Common Stock held in your name. Please contact the person responsible for your account and direct him or her to execute the enclosed GOLD Consent Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company, c/o [●], at the address or facsimile number set forth above so that the Company will be aware of your instructions and can attempt to ensure each instruction is followed.

YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO THE ANSON AND CABLE CAR GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE GOLD CONSENT REVOCATION CARD ACCOMPANYING THIS CONSENT REVOCATION STATEMENT. IF YOU SIGN BUT DO NOT INDICATE SPECIFIC INSTRUCTIONS ON THE GOLD CONSENT REVOCATION CARD WITH RESPECT TO THE ANSON AND CABLE CAR GROUP PROPOSALS, THE CONSENT REVOCATION CARD WILL BE USED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO ALL SUCH PROPOSALS.

You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any WHITE Consent Cards. Instead, reject the solicitation efforts of the Anson and Cable Car Group by promptly completing, signing, dating and returning the enclosed GOLD Consent Revocation Card in the envelope provided. Please be aware that if you sign a WHITE card but do not check any of the boxes on the card, you will be deemed to have consented to all of the Anson and Cable Car Group Consent Proposals.

Results of Consent Revocation Statement

The Company intends to notify stockholders of the results of the consent solicitation by filing the results with the SEC.

SOLICITATION OF REVOCATION

Cost and Method

The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures relating to the Company’s consent revocation solicitation (other than salaries and wages of officers and employees, but including costs of any litigation related to the solicitation) will be approximately $[●] million, of which approximately $[●] has been incurred as of the date hereof. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit revocations in person or by telephone or other forms of telecommunication, including facsimile and email.

The Company has retained Alliance as proxy solicitors, at an estimated fee of $[●] plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations. Alliance will also assist the Company’s communications with its stockholders with respect to the consent revocation solicitation and such other advisory services as may be requested from time to time by the Company. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Common Stock. The Company has agreed to pay Alliance compensation for its services and reimbursement of out of-pocket expenses in connection with its services. In addition, Alliance and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Participants in the Company’s Solicitation

Under applicable SEC regulations, the directors and certain executive officers of the Company are deemed to be “participants” in the Company’s solicitation of consent revocations. Please refer to the sections entitled “Security Ownership of Certain Beneficial Owners and Management” and “Certain Information Regarding Participants in this Consent Revocation Solicitation” for information about our directors and officers who might be deemed to be participants in the solicitation.

APPRAISAL RIGHTS

Holders of shares of Common Stock do not have appraisal rights under Delaware law in connection with the Anson and Cable Car Group Consent Proposals or this Consent Revocation Statement.

INFORMATION ABOUT THE CURRENT DIRECTORS OF THE COMPANY

The following is information regarding each director of Company as of September 1, 2023:

Name	Principal Occupation	Age	Director Since

David M. Urso, J.D.	President and Chief Executive Officer, MEI Pharma, Inc.	59	2023

Daniel P. Gold, Ph.D.	Trustee, Hope Funds for Cancer Research	69	2010

Tamar D. Howson	Director, Immunic Pharma	74	2019

Sujay R. Kango		59	2021

Charles V. Baltic III, J.D.	Chairman of the Board, AssayQuant Technologies, Inc.	62	2011

Nicholas R. Glover, Ph.D.	Consultant	54	2013

Frederick W. Driscoll	Director, Cue Biopharma, Cellectar Biosciences, Inc and Calliditas Therapeutics	72	2018

Thomas C. Reynolds, M.D., Ph.D.	President, Two Paddles Consulting LLC	64	2013

David M. Urso, age 59, J.D., President, Chief Executive Officer and Director

David M. Urso served as Chief Operating Officer and General Counsel of MEI from July 2018 to June 2023 and as President and Chief Executive Officer since June 2023. Mr. Urso was appointed as a member of MEI’s board of directors effective June 8, 2023. Prior to July 2018, Mr. Urso had been MEI’s Senior Vice President of Corporate Development and General Counsel since April 2014. Mr. Urso joined MEI with more than two decades of experience in the life science industry, most recently as Chief Operating Officer and General Counsel at Tioga Pharmaceuticals, a privately held drug development company he co-founded in 2005 as a Principal at Forward Ventures, where he was responsible for identifying and developing life science venture capital investments. Prior to joining Forward Ventures in 2002, Mr. Urso was Director of Corporate Development and Legal Affairs at DNA Sciences, Inc. Previously, he worked as an attorney in the corporate securities and licensing groups at Wilson Sonsini Goodrich & Rosati LLP and Cooley Godward LLP, after beginning his career as a bench scientist at SmithKline Beecham and the University of Pennsylvania Medical School. Mr. Urso received a J.D. from Harvard Law School and a B.A. in Molecular Biology and Philosophy from Reed College.

Daniel P. Gold, Ph.D., age 69, Director

Daniel P. Gold served as MEI’s President and Chief Executive Officer from April 2010 through May 2023. He has also served as a director of the company since April 2010. Dr. Gold joined the Company with approximately 25 years of drug discovery and development experience, most recently as President and Chief Executive Officer of Prospect Therapeutics, a mid-stage oncology company. Prior to his tenure at Prospect, Dr. Gold was founder and Chief Scientific Officer of Favrille, where he was an integral member of a team that advanced the company’s lead oncology candidate through a pivotal Phase III clinical trial. He currently serves on the Board of Trustees of the Hope Funds for Cancer Research. Dr. Gold’s academic qualifications include Postdoctoral Fellowships at the

Dana-Farber Cancer Institute, at the Harvard School of Medicine and the Massachusetts Institute of Technology, Center for Cancer Research. He holds a Ph.D. in Pathology/Immunology from Tufts University, Boston and a bachelor’s degree in Biology from the University of California, Los Angeles.

Tamar D. Howson, age 74, Director

Ms. Howson has been a director of MEI Pharma since July 2019. She is a highly experienced business development executive and consultant with more than 30 years of service in the pharmaceutical and biotechnology industries. Ms. Howson currently serves on the board of directors of Immunic Pharma. Between 2009 to 2019 she served on the boards of various other life sciences companies including Actavis plc, Aradigm Corporation, ContraVir Pharmaceuticals, Inc., Cynapsus Therapeutics Inc., Cue Biopharma Inc., Enzymotec PLC, Idenix Pharmaceuticals Inc., Organovo Holdings Inc, OXiGENE, Inc., and Scientus Pharma, a private company. From 2009 to 2011, Ms. Howson served as a member of the transaction advisory firm JSB-Partners, providing business development support to life sciences companies. From 2007 to 2008, Ms. Howson served as Executive Vice President, Corporate Business Development at Lexicon Pharmaceuticals, a public biotech company. Prior to joining Lexicon, Ms. Howson served as Senior Vice President, Corporate and Business Development at Bristol-Myers Squibb and SmithKline Beecham plc. Ms. Howson holds an M.B.A from Columbia University, a M.S. from City University of New York, and a B.S. in Chemical Engineering from the Technion, Israel.

Sujay R. Kango, age 59, Director

Charles V. Baltic III, age 62, Chair

Mr. Baltic has served as a Director of MEI Pharma since October 2011, serving as Chair of the Board since January 2023. Previously, Mr. Baltic served as Chair of the Nominating and Governance Committee from 2012 through 2022. Mr. Baltic also serves as a Director and Chairman of the Board of AssayQuant Technologies, Inc., a private company focused on kinase-based assay drug development technology licensed from M.I.T.. Mr. Baltic served as acting CEO of Amyndas Pharmaceuticals, a private development-stage biotechnology company focused on developing complement therapeutics based on technology licensed from the University of Pennsylvania from March through October 2021. Mr. Baltic served as Executive Vice President and COO of SIDIS Corp. from 2019 to 2021, overseeing the sale of the Propel Labs flow cytometry business to Thermo Fisher Scientific in February 2021. Mr. Baltic was affiliated with Needham & Company, LLC from 2009 until 2021, serving as Managing Director and Co-Head of Healthcare Banking until 2019 and as Senior Advisor from 2019 through 2021. Prior to Needham, Mr. Baltic was a Managing Director and head of the biotechnology practice at CRT Capital Group from 2006 to 2008. From 2001 to 2006, he served as a Managing Director in Healthcare Investment Banking at Wachovia Securities. Prior to Wachovia, he was with Healthcare Investment Banking at Cowen and Company for six years, ultimately serving as a Director. Prior to beginning his investment banking career in 1996, Mr. Baltic practiced corporate and securities law with the firm of Dewy Ballantine, representing numerous healthcare and securities clients. Mr. Baltic previously served as a Director of SIDIS Corp. from 2015 to 2019. Mr. Baltic served as a Director of the trade association Life Science Washington from 2013 to 2018. He served as a Director of MedVantage Inc., a private health informatics company acquired by IMS Health (now IQVIA Holdings) in 2011. Mr. Baltic served on the U.S. Securities and Exchange Commission’s Advisory Committee on Small and Emerging Growth Companies from 2013 to 2015. He served as a founding Trustee of Hope Funds for Cancer Research from 2007 to 2017. Mr. Baltic earned B.A (honors) and J.D. degrees from Georgetown University and a M.B.A. degree in finance from the Wharton School of the University of Pennsylvania.

Nicholas R. Glover, Ph.D., age 54, Director

Nicholas R. Glover has been a director of MEI Pharma since June 2013. He is currently a consultant to the biotech industry. Previously, he served as President and Chief Executive Officer of Sierra Oncology (NASDAQ: SRRA), a drug development company focused on advancing targeted therapeutics for the treatment of patients with cancer, from July 2014 through May 2020. Prior to joining Sierra, he served as President and Chief Executive Officer of YM Biosciences, an oncology drug development company, from November 2010 until its acquisition by Gilead Sciences in February 2013. Previously, Dr. Glover was President and Chief Executive Officer of Viventia Biotech, a biopharmaceutical company involved in the discovery and development of monoclonal antibody-based technologies for the treatment of cancer, which he joined after serving as an investment manager for MDS Capital, a life sciences venture capital firm. Dr. Glover holds a B.Sc. (Hons) in Chemistry from the University of East Anglia, U.K., a M.Sc. in Chemistry from the University of British Columbia, Canada, and a Ph.D. in Chemistry from Simon Fraser University, Canada.

Frederick W. Driscoll, age 72, Director

Mr. Driscoll has been a director of MEI Pharma since February 2018. He currently serves on the board of directors of Cue Biopharma, Cellectar Biosciences, Inc. and Calliditas Therapeutics. He served as interim chief financial officer at Invivyd, Inc. from September 2022 to May 2023. He served as chief financial officer of Renovacor from March to June 2022. He served as the chief financial officer of Flexion Therapeutics, Inc. from 2013 to 2017 and rejoined in June 2021 as chief financial officer. Prior to joining Flexion, he was the chief financial officer at Novavax, Inc. from 2009 to 2013. From 2008 to 2009, Mr. Driscoll served as the chief executive officer at Genelabs Technologies, Inc. and from 2007 to 2008 he served as the company’s chief financial officer. He was also the chief executive officer of OXiGENE, Inc. from 2000 to 2006. Mr. Driscoll also served as the chairman of the board and audit committee chair at OXiGENE and as a member of the audit committee for Cynapsus Therapeutics, Inc. Mr. Driscoll earned a bachelor’s degree in Accounting and Finance from Bentley University.

Thomas C. Reynolds, M.D., Ph.D., age 64, Director

Thomas C. Reynolds has been a director of MEI Pharma since February 2013. He is President of Two Paddles Consulting LLC since December 2013, providing consulting services to biotechnology and pharmaceutical companies. Dr. Reynolds served as an independent director of Trillium Therapeutics Inc. (NASDAQ: TRIL; TSX: TR), an immuno-oncology company, until April 2021. Previously, he served as Chief Medical Officer of Seattle Genetics from March 2007 until his retirement in February 2013. While at Seattle Genetics, he was responsible for building and leading an integrated clinical development, regulatory and medical affairs organization, highlighted by the development and approval of ADCETRIS®. From 2002 to 2007, Dr. Reynolds served at ZymoGenetics (acquired by BMS in 2010), most recently as Vice President, Medical Affairs, where he oversaw the clinical development and regulatory filing of RECOTHROM®. Previously, he was Vice President, Clinical Affairs at Targeted Genetics, and before that was at Somatix Therapy (acquired by Cell Genesys in 1997). Dr. Reynolds received his M.D. and Ph.D. in Biophysics from Stanford University and a B.A. in Chemistry from Dartmouth College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of MEI Common Stock as of October 1, 2023 for:

•	each person, or group of affiliated persons, who is known by MEI to beneficially own more than 5% of MEI’s Common Stock;

•	each of MEI’s named executive officers and directors; and

•	all of MEI’s executive officers and directors as a group.

Beneficial ownership is reported below in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that the table below include shares of MEI Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of October 1, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as described above, beneficial ownership is based on 6,662,857 shares of MEI Common Stock outstanding as of October 1, 2023. Unless otherwise indicated, the address of each beneficial owner listed below is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California 92130.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Common Stock Underlying Options, Warrants and Other Rights Acquirable Within 60 Days	Total Beneficial Ownership	Percentage of Shares Beneficially Owned
5% Stockholders
Anson Funds Management LP (1)	864,188	—	864,188	13.0%
Cable Car Capital LLC (2)	460,840	—	460,840	6.9%
The Vanguard Group (3)	383,551	—	383,551	5.8%
Tang Capital Partners, LP (4)	361,084	—	361,084	5.4%
Directors and Named Executive Officers
Daniel P. Gold, Ph.D.	20,866	219,844	240,710	3.5%
Brian Drazba	1,875	61,328	63,203	*
David M. Urso	2,464	111,250	113,714	1.7%
Richard G. Ghalie. M.D.	1,446	52,277	53,723	*	%
Frederick W. Driscoll	1,875	15,041	16,916	*	%
Charles V. Baltic III	5,555	18,375	23,930	*	%
Thomas C. Reynolds, M.D., Ph.D.	500	18,375	18,875	*	%
Nicholas R. Glover, Ph.D.	—	18,375	18,375	*	%
Sujay R. Kango	—	6,881	6,881	*	%
Tamar D. Howson	—	12,375	12,375	*	%
All Current Directors and Executive Officers as a Group (10 individuals)	35,331	561,099	596,430	8.3%

*	Represents beneficial ownership of less than 1%.
(1)

Based upon information contained in Amendment No. 5 to the Statement on Schedule 13D filed by the stockholder on September 26, 2023, shares beneficially owned consists of 864,188 shares of common stock held directly. The shares are held of record by Anson Funds Management LP. The principal address is 16000 Dallas Parkway, Suite 800, Dallas, Texas 75248.
(2)

Based upon information contained in Amendment No. 5 to the Statement on Schedule 13D filed by the stockholder on September 26, 2023, shares beneficially owned consists of 460,840 shares of common stock held directly. The shares are held of record by Cable Car Capital LLC. The principal address is 601 California Street, Suite 1151, San Francisco, California 94108.

(3)

Based upon information contained in the Statement on Schedule 13G filed by the stockholder on February 9, 2023, aggregate shares beneficially owned are 383,551, including 381,749 shares where the stockholder has sole dispositive power and 1,802 shares where the stockholder has shared dispositive power. The principal address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

Based upon information contained in the Statement on Schedule 13G filed by the stockholder on May 1, 2023, shares beneficially owned consists of 361,084 shares of common stock held directly. The shares are held of record by Tang Capital Partners, LP. The principal address is 4747 Executive Drive, Suite 210, San Diego, CA 92121.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no related party transactions required to be disclosed pursuant to Item 404 of the Regulation S-K during the three years ended June 30, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

We reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act and written representations from reporting persons that all reportable transactions were reported. Based solely on that review, we believe that during the fiscal year ended June 30, 2023, all required filings were timely made in accordance with the Exchange Act’s requirements, with the exception of late filings of Form 3 reports by Anson Funds Management LP and Funicular Funds, LP, each made on May 30, 2023.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT 2024 ANNUAL MEETING

Stockholders who intend to present proposals at the Company’s fiscal 2024 annual meeting of stockholders under SEC Rule 14a-8 were required to have delivered such proposals to the Secretary of the Company no later than June 30, 2023. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s fiscal 2024 proxy materials. Notwithstanding the foregoing, in the event the date of annual meeting for fiscal 2024 is changed by more than 30 days from the date of the fiscal 2023 annual meeting, all stockholder proposals must be submitted a reasonable time before a solicitation is made.

In accordance with our Bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the fiscal 2024 annual meeting of stockholders but not submitted for inclusion in the proxy statement for our fiscal 2024 annual meeting of stockholders pursuant to Rule 14a-8, must have been received by us no earlier than August 8, 2023 and no later than September 7, 2023, unless we change the date of our fiscal 2024 annual meeting more than 30 days before or more than 60 days after the date of our fiscal 2023 annual meeting, in which case stockholder proposals must be received by us no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting.

ACCESS TO PROXY MATERIALS, ANNUAL REPORT AND OTHER DOCUMENTS

MEI files annual, quarterly and current reports, proxy statements and other information with the SEC. MEI’s SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov.

If you would like to request documents from MEI, please send a request in writing or by telephone at the following address:

MEI Pharma, Inc.

11455 El Camino Real, Suite 250

San Diego, CA 92130

(858) 369-7100

Attn: Investor Relations

You should rely only on the information contained in this document to evaluate the Anson and Cable Car Group Consent Solicitation. MEI Pharma has not authorized anyone to provide you with information that differs from that contained in this document. This document is dated [●], 2023. You should not assume that the information contained in this document is accurate as of any date other than that date.

Information on MEI Pharma’s Website

Information on MEI’s website is not part of this document, and you should not rely on that information in deciding whether to approve any of the proposals described in this document unless that information is also in this document.

This Consent Revocation Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, may be viewed online at www.meipharma.com, under “SEC Filings” in the “Investors” section. The Company has established Corporate Governance Guidelines and a Code of Business Conduct and Ethics. In addition, each of the Audit, Compensation, and Nominating and Governance Committees of the Board acts under a written charter. All of these documents may be viewed online on the Company’s website at www.meipharma.com under “Corporate Governance” in the “Investors” section.

HOUSEHOLDING PROXY MATERIALS

The Company has adopted a procedure approved by the SEC called “householding” that will reduce our printing costs and postage fees. Under this procedure, multiple stockholders residing at the same address may receive a single copy of the Annual Report on Form 10-K, Proxy Statement, Consent Revocation Statement or notice, as applicable, unless the stockholders notify the Company that they wish to receive individual copies. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, Annual Report on Form 10-K, Consent Revocation Statement or notice, as applicable, you may (1) notify your broker, (2) direct your written request to: Investor Relations, MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California, 92130, or (3) contact Justin File, MEI’s Chief Financial Officer, at: [●]. Upon a written or oral request to the address or telephone number above, MEI will promptly deliver a separate copy of the annual report and this Consent Revocation Statement to a MEI stockholder at a shared address to which a single copy of the Consent Revocation Statement was delivered. MEI stockholders who currently receive multiple copies at their address and would like to request “householding” of their communications should contact their broker.

IMPORTANT

The Board urges you NOT to return any WHITE Consent Card solicited from you by the Anson and Cable Car Group. If you have previously returned any such Consent Card you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed GOLD Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the WHITE Consent Card.

For additional information or assistance, please call our soliciting agent, [●], at [PHONE NUMBER].

CERTAIN INFORMATION REGARDING PARTICIPANTS

IN THIS CONSENT REVOCATION SOLICITATION

Transactions in the Common Stock During the Past Two Years

A list of all acquisitions and dispositions of the Common Stock made during the last two years by persons who may be deemed participants in the Company’s solicitation of revocations of consent is attached as Annex A to this document.

Other Contracts, Arrangements, and Understandings with Participants

Except as otherwise set forth in this Consent Revocation Statement, to the best of the Company’s knowledge: (i) none of the participants in the Company’s solicitation of consent revocations is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither any of the participants nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Beneficial Ownership of the Common Stock by Associates of Participants

To the best of the Company’s knowledge, none of the participants in the Company’s solicitation of revocations of consent has any “associates” (as defined in Rule 14a-1 under the Exchange Act) who beneficially own any shares of the Common Stock.

Beneficial Ownership of Securities of the Company’s Subsidiaries

To the best of the Company’s knowledge, none of the participants in the Company’s solicitation of consent revocations beneficially owns, directly or indirectly, any securities of any parent or subsidiary of the Company.

REQUESTS FOR CERTAIN DOCUMENTS

You may obtain without charge the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, or any of the other corporate governance documents referred to in this Consent Revocation Statement by writing to:

MEI Pharma, Inc.

11455 El Camino Real, Suite 250

San Diego, CA 92130

(858) 369-7100

Attn: Investor Relations

These also are available on the SEC’s website at www.sec.gov or on the Company’s website at www.meipharma.com.

Annex A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, certain officers and certain other employees of the Company are considered “participants” with respect to the solicitation of consent revocations. The following sets forth certain information about the persons who are considered “participants.”

1.	Directors

The principal occupations or employment of the Company’s directors are set forth under the heading “Information About the Current Directors of the Company” in this Consent Revocation Statement. The names of the Company’s directors are set forth below, and the business address for all directors is: c/o MEI Pharma, Inc., 11455 El Camino Real, San Diego, CA 92130.

Name

Charles V. Baltic III

Frederick W. Driscoll

Nicholas R. Glover

Daniel P. Gold

Tamar D. Howson

Sujay R. Kango

Thomas C. Reynolds

David M. Urso

2.	Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and certain employees who are considered “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is MEI Pharma, Inc., 11455 El Camino Real, San Diego, CA 92130.

Name	Principal Occupation

David M. Urso	President and Chief Executive Officer
Justin J. File	Chief Financial Officer
Richard Ghalie	Chief Medical Officer
Anne Frese	Chief People Officer
David A. Walsey	Senior Vice President, Corporate Affairs

3.	Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Annex A or in this Consent Revocation Statement, none of the persons listed above under “Directors” or “Certain Officers and Other Employees” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of October 1, 2023, is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in this Consent Revocation Statement.

4.	Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (10/12/2021 through 10/12/2023)

Name	Date	# of Shares Acquired (Disposed)	Security Type	Transaction Code*
Sujay Kango	11/22/2021	2,916	Stock Option (Right to Buy)	A
David A. Walsey	12/06/2021	625	Common Stock	P
Richard G. Ghalie	07/05/2022	28,000	Stock Option (Right to Buy)	A
Richard G. Ghalie	07/05/2022	(409)	Common Stock	F
Sujay Kango	07/05/2022	4,375	Stock Option (Right to Buy)	A
David M. Urso	07/05/2022	52,500	Stock Option (Right to Buy)	A
Thomas C. Reynolds	07/05/2022	4,375	Stock Option (Right to Buy)	A
Daniel P. Gold	07/05/2022	74,800	Stock Option (Right to Buy)	A
Tamar D. Howson	07/05/2022	4,375	Stock Option (Right to Buy)	A
Nicholas R. Glover	07/05/2022	4,375	Stock Option (Right to Buy)	A
Frederick W. Driscoll	07/05/2022	4,375	Stock Option (Right to Buy)	A
Charles V. Baltic III	07/05/2022	4,375	Stock Option (Right to Buy)	A
David A. Walsey	07/05/2022	12,750	Stock Option (Right to Buy)	A
Charles V. Baltic III	02/28/2023	4,075	Common Stock	P
David M. Urso	06/02/2023	166,571	Stock Option (Right to Buy)	A
Justin J. File	06/12/2023	53,302	Stock Option (Right to Buy)	A

*	Transaction Codes

A – Grant, award or other acquisition pursuant to Rule 16b-3(d)

F – Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3

P – Open market or private purchase of non-derivative or derivative security

5.	Miscellaneous Information Concerning Participants

Except as described in this Annex A or in this Consent Revocation Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since July 1, 2022, or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in this Consent Revocation Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in this Consent Revocation Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or any of its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in this Consent Revocation Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since July 1, 2022, with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in this Consent Revocation Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon with respect to this Consent Revocation.

PRELIMINARY COPY DATED OCTOBER 12, 2023 — SUBJECT TO COMPLETION

GOLD CONSENT REVOCATION CARD

CONSENT REVOCATION

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

MEI PHARMA, INC.

The undersigned, a record holder of MEI Pharma, Inc.’s (the “Company”) common stock, par value $0. 00000002 per share (the “Common Stock”), acting with respect to all shares of the Common Stock held by the undersigned at the close of business on the record date for the Anson and Cable Car Consent Solicitation (as defined below), hereby acts as follows, in connection with the opposition by the board of directors of the Company (the “Board”) to the solicitation of written consents from the Company’s stockholders (the “Anson and Cable Car Consent Solicitation”) by Cable Car Capital LLC (together with its affiliates, “Cable Car”), Funicular Funds, LP, Jacob Ma-Weaver, Anson Funds Management LP (“Anson Management”), Anson Management GP LLC (“Anson GP”), Anson Advisors Inc. (together with Anson Management, Anson GP, and its other affiliates, “Anson”), Bruce R. Winson, Amin Nathoo, and Moez Kassam (collectively, the “Anson and Cable Car Group”), to take the following actions without a meeting of the stockholders of the Company.

Marking “REVOKE MY CONSENT” on this GOLD consent revocation card (this “Consent Revocation Card”) for any of the Anson and Cable Car Group’s proposals set forth on this Consent Revocation Card (collectively, the “Anson and Cable Car Group Proposals”), will have the effect of revoking any prior consent to such Anson and Cable Car Group Proposal. Marking “DO NOT REVOKE MY CONSENT” on this GOLD Consent Revocation Card for an Anson and Cable Car Group Proposal will have no effect on any earlier dated consent that you may have delivered to the Anson and Cable Car Group with respect to such Anson and Cable Car Group Proposal or, if you have not previously delivered a consent to the Anson and Cable Car Group consenting to such Anson and Cable Car Group Proposal, will have no effect on the outcome of the Anson and Cable Car Group Consent Solicitation.

If this GOLD Consent Revocation Card is signed and returned, it will be acted upon in accordance with your instructions. You will also be authorizing the Company to act on your behalf to take any steps necessary to ensure that such revocation is properly executed. If no direction is made with respect to any proposal or all proposals, by signing and dating this GOLD Consent Revocation Card, the undersigned will be treated as having revoked its consent with respect to each proposal where no instruction was given, except that the undersigned will not be deemed to have revoked its consent to the removal of any director whose name is written in the space provided.

If you have previously signed and returned the Anson and Cable Car Group’s WHITE consent card, you have every right to change your decision and revoke your consent prior to the date the consents become effective. Whether or not you have signed the WHITE consent card, THE BOARD URGES YOU TO MARK “REVOKE MY CONSENT” ON EACH OF THE ANSON AND CABLE CAR GROUP PROPOSALS SET FORTH HEREIN.

YOUR BOARD IS COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL OF OUR STOCKHOLDERS AND UNANIMOUSLY OPPOSES THE ANSON AND CABLE CAR GROUP CONSENT SOLICITATION AND URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE ANSON AND CABLE CAR GROUP BUT INSTEAD TO SIGN, DATE AND PROMPTLY RETURN THIS GOLD CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

INSTRUCTIONS: FILL IN BOXES “¨” IN BLACK OR BLUE INK

The Board recommends that you mark “REVOKE MY CONSENT” to each Anson and Cable Car Group Proposal below:

Anson and Cable Car Group Proposal 1 — Repeal any provision of the Fifth Amended and Restated By-Laws of the Company (the “Bylaws”) in effect at the time this proposal becomes effective, including any amendments thereto, which were not included in the Bylaws that were in effect and filed with the Securities and Exchange Commission on February 23, 2023.

REVOKE MY CONSENT	DO NOT REVOKE MY CONSENT

Anson and Cable Car Group Proposal 2 — Remove for cause all members of the Company’s Board of Directors (the “Board”): Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso.

REVOKE MY CONSENT	DO NOT REVOKE MY CONSENT

INSTRUCTIONS: To revoke your consent or not revoke your consent to the removal for cause of all the persons named in Anson and Cable Car Group Proposal 2, check the appropriate box above. If you wish to revoke your consent to the removal for cause of certain of the persons named in Anson and Cable Car Group Proposal 2, but not all of them, check the “revoke my consent” box above and write the name of each such person for whom you do not wish to revoke your consent in the space provided below.

PLEASE SIGN AND DATE THIS REVOCATION BELOW:

Anson and Cable Car Group Proposal 3 — Recommend, on an advisory basis, that the Board take all actions necessary to authorize and implement the return of a minimum of $40 million in capital to stockholders.

REVOKE MY CONSENT	DO NOT REVOKE MY CONSENT

Signature (Capacity)	Date

Signature (If Jointly Held) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS GOLD CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.